Exhibit 99.1

News Release
Nuance to Acquire eScription, Streamline Clinical Documentation Process to Save Healthcare Industry More Than $1 Billion by 2011
Acquisition Brings Award Winning Medical Transcription Solutions, Strong Customer Base and Recurring Revenue, and Margin Expansion from On-Demand, Software-as-a-Service Offerings
BURLINGTON, Mass., April 8, 2008 – Nuance Communications, Inc. (NASDAQ: NUAN) today announced that it has signed an agreement to acquire eScription, a leading provider of computer aided medical transcription technology. By uniting the strengths and resources of Nuance and eScription, the combined organization can deliver scalable, highly productive solutions, as well as accelerate future innovation to transform the way healthcare provider organizations document patient care.
Spiraling costs across the healthcare industry, a shrinking pool of domestic medical transcriptionists (MTs) and mounting regulations for electronic clinical documentation are driving healthcare provider organizations to reevaluate the way they create and manage medical reports. With an estimated $7 billion spent on medical transcription in North America each year, the acquisition of eScription will accelerate Nuance’s ability to effectively serve the industry with advanced transcription solutions and future innovations such as structured reporting that will facilitate highly productive, cost-efficient and data-driven clinical documentation of every patient encounter.
“In 2005, Nuance set forth to transform the nation’s stagnant healthcare documentation process through speech-enabled solutions and has since seen rapid growth within our healthcare business. eScription’s strengths in computer aided medical transcription workflow will accelerate our delivery of solutions that improve the way patient data is captured, processed and used,” said Paul Ricci, chairman and CEO at Nuance. “We’re committed to helping the healthcare industry initiate change through technologies that streamline the way medical reports are created. The combined company will focus on continued innovation to evolve healthcare documentation and lower transcription costs in excess of $1 billion in the next few years.”
“Nuance has experienced robust demand for its on-demand, hosted healthcare solution, iChart, in recent years, with growth in the range of 30 to 40 percent,” commented Robert Wise, president of Nuance’s Healthcare division.  “eScription’s exclusive focus on building a highly efficient, scalable on-demand platform will allow Nuance to more completely address the continuing demand in this recurring revenue model.  We anticipate that combined revenues for our on-demand medical transcription and clinical documentation solutions will be between $175 million and $200 million in fiscal 2009.”
Nuance expects the acquisition to add between $16.0 million and $18.0 million in non-GAAP revenue in fiscal 2008 and between $63.0 million and $68.0 million in fiscal 2009. Adjusting for revenue lost to purchase accounting, Nuance expects GAAP revenue from eScription between $13.0 million and $15.0 million in fiscal 2008 and $56.5 million and $61.5 million in fiscal 2009. On a non-GAAP basis, the acquisition is expected to be accretive to earnings, excluding amortization, stock-based compensation and non-cash taxes, by approximately $0.00 to $0.01 per diluted share in fiscal 2008 and $0.06 to $0.08 cents per diluted share in fiscal 2009. On a GAAP basis, the acquisition is expected to result in dilution between $(0.08) and $(0.09) per basic share in fiscal 2008 and between $(0.15) and $(0.16) per diluted share in fiscal 2009. See “Discussion of non-GAAP Financial Measures” and “GAAP to non-GAAP Reconciliation” below for further information on the Company’s non-GAAP measures.
Under the terms of the agreement, total consideration for the transaction is approximately $363 million and comprises $340 million in cash and $23 million in Nuance common stock, plus the assumption of vested employee options with a value of approx $37 million. The transaction is expected to close in Nuance’s fiscal third quarter 2008 and is subject to customary closing conditions and regulatory approvals.
In connection with the transaction, Warburg Pincus, the global private equity firm and a leading investor in technology companies, has agreed to purchase 5,760,369 shares of Nuance common stock at a purchase price of $17.36 per share, the closing price on Friday, April 4, 2008, for an aggregate investment of $100 million. In addition, Warburg Pincus will acquire a warrant to purchase 3.7 million shares of Nuance common stock upon the closing of the investment. The warrant has an exercise price of $20.00 per share and a four-year term.  Warburg Pincus has also agreed not to sell any shares of Nuance common stock for a period of six months from the closing of the transaction.  This transaction will close concurrent with, and is contingent upon, the closing of the eScription acquisition.
eScription, founded in 1999 and headquartered in Needham, Massachusetts, is one of the pioneers and leaders in computer aided medical transcription technology. When medical transcriptionists – whether working in-house or for an outsourced Medical Transcription Service Organization (MTSO) – use eScription’s software for computer-aided medical transcription instead of manual typing, their productivity levels rise significantly. The enterprise-wide software enables healthcare organizations to shorten turnaround time, improve processes, and achieve substantial cost savings in medical transcription.
“There is a large and growing market for technologies and services that enable the healthcare industry to deliver higher levels of patient care and reduce costs through automation. By teaming with Nuance, we can accelerate the realization of our common vision to provide highly efficient, cost-effective solutions for advanced end-to-end clinical documentation,” said Paul Egerman, Co-CEO of eScription. “Since our inception, eScription has focused on improving the medical transcription process, and we believe that with Nuance, we can bring our award-winning software and services to a broader market and expand upon the benefits we deliver to our customers.”
Ben Chigier, Co-CEO of eScription, added, “By focusing on tangible value for our customers we have enabled healthcare organizations to significantly reduce transcription costs through improved medical transcription workflow that reliably has reduced the average turnaround time of dictated-to-transcribed reports from one week to less than 24 hours across our entire customer base. Because of our laser focus on medical transcription and its associated results, eScription has experienced attractive, profitable growth in its short history. By joining forces with Nuance’s Dictaphone Healthcare division, we believe that we can advance the combined company’s delivery of breakthrough capabilities to the overall healthcare market.”
The addition of eScription brings many advantages and synergies that are expected to complement Nuance’s presence in the medical transcription market, as well as accelerate the development of future solutions that can improve the healthcare documentation process:

•	Attractive Software-as-a-Service Solutions – The eScription acquisition brings to Nuance an award winning on-demand transcription solution that has achieved proven success within major reference accounts and delivers a predictable, recurring revenue stream derived from a software-as-a-service (SaaS) business model. With the addition of eScription, Nuance anticipates that its total on-demand healthcare revenues will be in the range of $175 million to $200 million in fiscal 2009.
•	Robust Financial Performance – The Dictaphone Healthcare division has been a significant catalyst of growth for Nuance. This acquisition provides Nuance with additional technology to deliver high levels of transcription productivity, reliability and scale to accelerate growth in the fertile market of clinical documentation.
•	Enhanced Outsourced Speech Editing Services – By complementing Dictaphone’s preferred MTSO partners with those from eScription’s MTSO Alliance Program, healthcare provider organizations will have an increased array of options for the rapidly growing market of speech editing and transcription services at highly competitive prices.
•	Strong Customer Base and Client Satisfaction – eScription has deployed its solutions across leading healthcare provider organizations including Beth Israel Deaconess Medical Center (Boston, MA), Carle Clinic (Urbana, IL), Health Alliance (Cincinnati, OH), Maine Medical Center (Portland, ME), and Poudre Valley Health System (Fort Collins, CO). eScription’s strong customer satisfaction is represented by industry recognition from KLAS Enterprises with a #1 ranking and Best in KLAS award for the past four consecutive years.
•	Talented and Motivated Employees – eScription brings a dedicated, talented team of professionals whose healthcare knowledge and expertise has established eScription as a premier provider of computer aided medical transcription solutions.
Investor Conference Call Information
In conjunction with this announcement Nuance will broadcast a conference call over the Internet today at 9:00 a.m. ET. Those who wish to listen to the live broadcast should visit the Investor Relations section of the Nuance Web site (www.nuance.com) at least 15 minutes prior to the event and follow the instructions provided to ensure that the necessary audio applications are downloaded and installed. The conference call can be heard live by dialing (866) 861-5393 or (612) 288-0340 five minutes prior to the call and reference conference code 918775. A replay of the call will be available within 24 hours of the announcement. To access the replay, dial (800) 475-6701 or (320) 365-3844 and refer to access code 918775.
eScription, Inc.
eScription, Inc. is the pioneer and leader in Computer Aided Medical Transcription. The company’s software, including patented technology, is based on the simple premise that it is faster to edit than to type. With its products deployed enterprise-wide at healthcare organizations throughout the United States, eScription is helping streamline processes, speed turnaround time, and save costs of medical transcription, without interfering with clinician workflow.
Nuance’s Dictaphone Healthcare Division
Dictaphone Healthcare Solutions, a division of Nuance Communications, provides a comprehensive family of speech-driven clinical documentation and communications solutions. Dictaphone® solutions orchestrate and optimize clinical workflow, reduce transcription expense, raise standards of care via more thorough documentation, deliver results rapidly to meet patient safety guidelines, and heighten clinician satisfaction by making EMR systems easy to use. For more information, please visit www.nuance.com/dictaphone/.

Nuance Communications, Inc.
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of speech and imaging solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
Trademark reference: Nuance, the Nuance logo and Dictaphone are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other company names or product names referenced herein may be the property of their respective owners.

CONTACT INFORMATION

Richard Mack	Lauren Richman
Nuance Communications, Inc.	eScription, Inc.
Tel: (781) 565-5000	Tel: 781-455-8900 x245
Email: richard.mack@nuance.com	Email: lauren@escription.com

Holly Dewar
Nuance Communications, Inc.
Tel: (781) 565-5000
Email: holly.dewar@nuance.com
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
Statements in this document regarding Nuance’s proposed acquisition of EScription, projected cost savings for the Healthcare industry, the product and service capabilities of the combined company and the market for those products and services, benefits and synergies of the transaction, the amount spent annually on medical transcription in North America, the expected timetable for completing the transaction, future opportunities for the combined company, and any other statements about Nuance or EScription managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability of Nuance to successfully integrate the product and service offerings of the combined company, the ability to retain eScription’s partners and customers, and the other factors described in Nuance’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 and other filings with the U.S. Securities and Exchange Commission. Nuance disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this document.
NUANCE’S DISCUSSION OF NON-GAAP FINANCIAL MEASURES
Nuance management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of Nuance’s business, for making operating decisions and for forecasting and planning for future periods. Nuance management considers the use of non-GAAP revenue helpful in understanding the performance of its business, as it excludes the purchase accounting impact on acquired deferred revenue. Nuance management also considers the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operation of Nuance’s business from a cash perspective. By organic performance Nuance means performance as if the company had not incurred certain costs and expenses associated with acquisitions. By continuing operations Nuance mean the ongoing results of its business excluding certain unplanned costs. While Nuance management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of Nuance’s financial performance, Nuance management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. When evaluating the prospects of a transaction, one factor Nuance management considers is the impact on, accretion or dilution of, our GAAP and non-GAAP revenue and earnings per share. Consistent with this approach, Nuance believes that disclosing non-GAAP revenue and accretion / dilution of non-GAAP earnings per share to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for revenue determined in accordance with GAAP and accretion / dilution of GAAP earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the impact of our potential acquisition of eScription, Nuance’s management has either included or excluded items in three general categories, each of which are described below.
Acquisition Related Revenues and Expenses. Nuance included revenue related to its acquisition of eScription that Nuance would otherwise recognize but for the purchase accounting treatment of this transaction to allow for more accurate comparisons to the financial results of Nuance’s historical operations, forward looking guidance and the financial results of its peer companies. Nuance also excluded certain expense items resulting from the acquisition to allow more accurate comparisons of Nuance’s financial results to its historical operations, forward looking guidance and the financial results of our peer companies. These items include the following: (i) acquisition-related transition and integration costs; and (ii) amortization of intangible assets associated with the acquisition. In recent years, Nuance has completed a number of acquisitions, which result in non-continuing operating expenses which would not otherwise have been incurred. For example, Nuance has incurred transition and integration costs such as retention bonuses for employees of acquired companies. In addition, actions taken by an acquired company, prior to an acquisition, could result in expenses being incurred by us. Nuance management believes that providing non-GAAP information for certain revenue and expenses related to material acquisitions allows the users of Nuance’s financial statements to review both the GAAP revenue and expenses in the period, as well as the non-GAAP revenue and expenses, thus providing for enhanced understanding of Nuance’s historic and future financial results and facilitating comparisons to less acquisitive peer companies. Additionally, had Nuance internally developed the products acquired, the amortization of intangible assets would have been expensed historically, and Nuance believes the assessment of its operations excluding these costs is relevant to the assessment of internal operations and comparisons to industry performance.
Non-Cash Expenses. Nuance provides non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, Nuance management believes that the exclusion of stock-based compensation allows for more accurate comparisons of its operating results to the operating results of its peer companies. Further, Nuance management believes that excluding stock-based compensation expense allows for a more accurate comparison of Nuance’s financial results to previous periods during which Nuance’s equity compensation programs relied more heavily on equity-based awards that were not required to be reflected on its income statement. Nuance believes that excluding non-cash interest expense and non-cash income taxes provides its senior management as well as other users of its financial statements, with a valuable perspective on the cash based performance and health of the business, including Nuance’s current near-term projected liquidity.
Other Expenses. Nuance excludes certain other expenses that are the result of other, unplanned events to measure Nuance’s operating performance as well as Nuance’s current and future liquidity both with and without these expenses. Included in these expenses are items such as non-acquisition-related restructuring charges. These events are unplanned and arose outside of the ordinary course of Nuance’s continuing operations. Nuance assesses its operating performance with these amounts included, but also excluding these amounts; the amounts relate to costs which are unplanned, and therefore by providing this information Nuance believes its management and the users of its financial statements are better able to understand the financial results of what Nuance considers to be its organic continuing operations.
Nuance believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view Nuance’s financial results in the way management views the operating results. Nuance further believe that providing this information allows investors to not only better understand Nuance’s financial performance but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
The non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to Nuance’s GAAP financial measures reflect the inclusion or exclusion of items that are recurring and will be reflected in Nuance’s financial results for the foreseeable future. In addition, other companies, including other companies in Nuance’s industry, may calculate non-GAAP revenue and net income (loss) differently than Nuance does, limiting it’s usefulness as a comparative tool. Nuance management compensates for these limitations by providing specific information regarding the GAAP amounts included and excluded from the non-GAAP financial measures. In addition, as noted above, Nuance’s management evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.
Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited
Estimated Per Share Impact of eScription

	Six Months Ended		Twelve Months Ended
	September 30, 2008		September 30, 2009
	Low	High	Low	High
Total GAAP revenue	$13,000	$15,000	$56,500	$61,500
Purchase accounting adjustment - revenue	$3,000	$3,000	$6,500	$6,500

Total Non-GAAP revenue	$16,000	$18,000	$63,000	$68,000

Accetion/(Dilution) of GAAP net income/(loss), per share	(0.09)	(0.08)	(0.15)	(0.14)
Impact of revenue lost in purchase accounting, per share	0.01	0.01	0.03	0.03
Amortization of other intangible assets, per share	0.04	0.04	0.10	0.10
Non-cash tax, per share	0.02	0.02	0.08	0.09
Stock based compensation, per share	0.01	0.01	0.01	0.01
Transition and integration expense, per share	0.01	0.01	0.00	0.00

Accretion/(Dilution) of non-GAAP net income/(loss), per share	0.00	0.01	0.07	0.09

Shares used in computing Accretion/Dilution on non-GAAP net income (loss), per share:

Weighted average common shares outstanding:

Basic Shares	209,000	209,000	224,000	224,000

Fully Diluted Shares	234,000	234,000	258,000	258,000

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